Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Description	Registration Statement Number

Form S-3
Lowe’s Stock Advantage Direct Stock Purchase Plan	333-155748
Debt Securities, Preferred Stock, Common Stock	333-161697

Form S-8
Lowe’s 401(k) Plan	33-29772
Lowe’s Companies, Inc. 1994 Incentive Plan	33-54499
Lowe’s Companies, Inc. 1997 Incentive Plan	333-34631
Lowe’s Companies, Inc. Directors’ Stock Option Plan	333-89471
Lowe’s Companies, Inc. 2001 Incentive Plan	333-73408
Lowe’s Companies Benefit Restoration Plan	333-97811
Lowe’s Companies Cash Deferral Plan	333-114435
Lowe’s Companies, Inc. 2006 Long-Term Incentive Plan	333-138031
Lowe’s Companies Employee Stock Purchase Plan – Stock Options for Everyone	333-143266

of our report dated August 19, 2011, relating to the financial statements of Lowe’s Companies Employee Stock Purchase Plan – Stock Options for Everyone, appearing in this Annual Report on Form 11-K of Lowe’s Companies Employee Stock Purchase Plan – Stock Options for Everyone for the year ended May 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
August 19, 2011